UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT

TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): August 21, 2023

IR-MED, INC.

Nevada	000-56492	84-4516398
(State or Other Jurisdiction	(commission	(IRS Employer
Of incorporation)	File Number)	Identification Number)

ZHR Industrial Zone Rosh Pina Israel	1231400
(Address of Principal Executive Offices)	(Zip Code)

+ 972-4-655-5054

(Registrant’s telephone number, including area code)

Not applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
N/A	N/A	N/A

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 7.01 Regulation FD Disclosure.

The Company, from time to time presents and/or distributes to the investment community at various industry and other conferences slide presentations to provide updates and summaries of its business. On August 21, 2023, the Company posted an updated corporate slide presentation in the “Investors” portion of its website at https://www.ir-medical.com. A copy of the slide presentation is furnished pursuant to Item 7.01 as Exhibit 99.2 hereto. The Company undertakes no obligation to update, supplement or amend the materials attached hereto as Exhibit 99.2.

Item 8.01 Other Events.

On August 21, 2023, IR-Med, Inc. (the “Company”) issued a press release containing a letter from the Company’s Chief Executive Officer. A copy of the press release is filed as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
99.1	Press release dated August 21, 2023
99.2	Investor presentation
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

IR-Med, Inc.

	By:	/s/ Sharon Lefkoviz
	Name:	Sharon Lefkoviz
	Title:	Chief Financial Officer

Date: August 21, 2023